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                                                                  RULE 424(b)(3)
                                                              File No. 333-59607

PRICING SUPPLEMENT NO. 2 dated September 18, 2000
(To Prospectus Supplement dated April 27, 2000 and Prospectus dated September 8,
1998)

                        MADISON GAS AND ELECTRIC COMPANY
                                MEDIUM-TERM NOTES
               DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE
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

Form of Notes:

             X      Global Notes            Certificated Notes
           -----                     ------
CUSIP Number:                               557497 AP 9

Principal Amount:                           $15,000,000

Issue Price (as a percentage of
principal amount):                          99.903%

Original Issue Date:                        September 20, 2000

Maturity Date:                              September 20, 2007


If the Notes have a Fixed Rate:                       If the Notes have a Floating Rate:

    Interest Rate:          7.49%                       Base Rate:                    N/A

    Interest Payment Dates: March 1 &                   Spread (+/-):                 N/A

                            September 1                 Spread Multiplier:            N/A

    Record Dates:           February 15 &               Initial Interest Rate:        N/A

                            August 15                   Interest Reset Period:        N/A

                                                        Interest Reset Dates:         N/A

                                                        Initial Interest Reset Date:  N/A

                                                        Interest Payment Period:      N/A

                                                        Interest Payment Dates:       N/A

                                                        Record Dates:                 N/A

                                                        Index Maturity:               N/A

                                                        Maximum Interest Rate:        N/A

                                                        Minimum Interest Rate:        N/A

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

Amortizing Note:                            / / yes           /X/ no

Option To Elect Repayment:                  / / yes           /X/ no

Optional Extension of Original
Maturity Date:                              / / yes           /X/ no

         Extension period:                  N/A

         Number of extension periods:       N/A

         Final maturity date:               N/A

Optional Interest Reset:                    / / yes           /X/ no

         Optional Interest Reset Dates:     N/A



Original Issue Discount Note:               / / yes          /X/ no

Redemption:

             X       Notes cannot be redeemed                         Notes may be redeemed
           -----     prior to maturity                        ------  prior to maturity

         Initial Redemption Date:           N/A

         Initial Redemption Percentage:     N/A

         Annual Redemption
         Reduction Percentage:              N/A

Additional Terms:




             X       Agency Transaction                      Principal Transaction
           -----                                     ------
Agent's Discount or Commission:             $75,450

Proceeds to Company:                        $14,910,000

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